Exhibit 4.2

EXECUTION VERSION

SECURITIES ASSUMPTION SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of October 31, 2014, among LEVEL 3 ESCROW II, INC., a Delaware corporation (“Level 3 Escrow” or the “Issuer”), LEVEL 3 FINANCING, INC., a Delaware corporation (“Financing”), LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (“Parent”), and LEVEL 3 COMMUNICATIONS, LLC, a Delaware corporation (the “Level 3 LLC”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, Level 3 Escrow has heretofore executed and delivered to the Trustee an Indenture, dated as of August 12, 2014, providing for an initial issuance of $1,000 million aggregate principal amount of its 5.375% Senior Notes Due 2022 (the “Securities”);

WHEREAS, Section 1024 of the Indenture provides that, in order to effectuate the Securities Assumption, Level 3 Escrow, Parent, Financing and Level 3 LLC (subject in the case of Level 3, LLC to the receipt of all applicable regulatory approvals) shall execute and deliver to the Trustee, and the Trustee shall execute, a supplemental indenture pursuant to which (i) Financing shall unconditionally assume (by operation of law in accordance with the merger of the Issuer with and into Financing or otherwise) all of the Issuer’s obligations and agreements under the Securities and the Indenture, and (ii) each of Parent and Level 3 LLC shall unconditionally guarantee all of Financing’s obligations under the Securities and the Indenture, on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 901 of the Indenture, the Issuer, Parent, Financing, Level 3 LLC and the Trustee are authorized to execute and deliver this First Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this First Supplemental Indenture the legal, valid and binding obligation of Financing, Parent and Level 3 LLC have been done;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, Parent, Financing, Level 3 LLC and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.  Capitalized Terms.  Capitalized terms used in this First Supplemental Indenture (including the recitals hereto) without definition shall have the meanings set forth in the Indenture.

2.  Agreement to Assume Obligations.  Financing hereby assumes unconditionally all of Level 3 Escrow’s obligations and agreements under the Securities and the Indenture, and agrees to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of the Issuer under the Securities and under the Indenture.

3.  Release of Obligations of Level 3 Escrow.  On the terms and subject to the conditions set forth in Section 1024 of the Indenture, upon the execution of this First Supplemental Indenture by Level 3 Escrow, Parent, Financing, Level 3 LLC and the Trustee, Level 3 Escrow is unconditionally and irrevocably released and discharged from all obligations, agreements and liabilities under the Securities and the Indenture, and Financing shall constitute the Issuer for purposes of the Securities and the Indenture.

4.  Agreement to Guaranty.  Parent and Level 3 LLC hereby agree, jointly and severally with all other Guarantors, if any, to unconditionally guarantee Financing’s obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Securities and the Indenture.

5.  Successors and Assigns.  This First Supplemental Indenture shall be binding upon Parent, Financing and Level 3 LLC and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

6.  No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this First Supplemental Indenture, the Indenture or the Securities shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this First Supplemental Indenture, the Indenture or the Securities at law, in equity, by statute or otherwise.

7.  Modification.  No modification, amendment or waiver of any provision of this First Supplemental Indenture, nor the consent to any departure by Parent, Financing or Level 3 LLC therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Parent,

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Financing or Level 3 LLC in any case shall entitle Parent, Financing or Level 3 LLC, as applicable, to any other or further notice or demand in the same, similar or other circumstances.

8.  Opinion of Counsel.  Concurrently with the execution and delivery of this First Supplemental Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that this First Supplemental Indenture has been duly authorized, executed and delivered by each of Parent, Financing and Level 3 LLC and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Securities are legal, valid and binding obligations of Financing, enforceable against Financing, in accordance with their terms and each of the Guarantees of Parent and Level 3 LLC is a legal, valid and binding obligation of Parent and Level 3 LLC, as applicable, enforceable against Parent or Level 3 LLC, as applicable, in accordance with its terms.

9.  Ratification of Indenture; First Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

10.  Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

11.  Counterparts.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

12.  Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

13.  Trustee.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Issuer, Financing, Parent and Level 3 LLC and not of the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

LEVEL 3 ESCROW II, INC., as Issuer,

By
/s/ Rafael Martinez-Chapman
Name:	Rafael Martinez-Chapman
Title:	Senior Vice President and Treasurer

LEVEL 3 COMMUNICATIONS, INC.,

By
/s/ Rafael Martinez-Chapman
Name:	Rafael Martinez-Chapman
Title:	Senior Vice President and Treasurer

LEVEL 3 FINANCING, INC.,

By
/s/ Neil J. Eckstein
Name:	Neil J. Eckstein
Title:	Senior Vice President, Assistant General Counsel and Assistant Secretary

LEVEL 3 COMMUNICATIONS, LLC,

By
/s/ Neil J. Eckstein
Name:	Neil J. Eckstein
Title:	Senior Vice President, Assistant General Counsel and Assistant Secretary

[Signature page to the First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

By
/s/ Melonee Young
Name:	Melonee Young
Title:	Vice President

[Signature page to the First Supplemental Indenture]